Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of Utz Brands, Inc. (the “Company”) for the period ending January 3, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cary Devore, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 13, 2021

By:    /s/ Cary Devore
Name:    Cary Devore
Title:    Chief Financial Officer